UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________
FORM 8-K
____________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 20, 2016
 ____________________________________
Washington Federal, Inc.
(Exact name of registrant as specified in its charter)
 ____________________________________

Washington	001-34654	91-1661606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
425 Pike Street, Seattle, Washington 98101
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code (206) 624-7930
Not Applicable
(Former name or former address, if changed since last report)
____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 20, 2016, at a regularly scheduled meeting of the Board of Directors (the “Board”) of Washington Federal, Inc. (the “Company”), the Board approved an amendment to the indemnification provisions of Article VI of the Bylaws of the Company to align with changes to the Company’s Restated Articles of Incorporation, as amended, that were approved by the Company’s shareholders at its Annual Meeting held earlier in the day. The foregoing summary is qualified in its entirety by reference to the Company’s Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of the Company was held on January 20, 2016. The four items voted upon by stockholders included 1) the election of two directors for a three-year term; 2) the approval of a non-binding, advisory vote on the compensation of the Company’s named executive officers; 3) the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accountants for fiscal 2016; and 4) the approval of the amendment to the Restated Articles of Incorporation, as amended. The results of the voting were as follows:

	Votes Cast			Total
	For	Withheld		Votes Cast
Election of Directors
Three-year term:
Thomas J. Kelley	74,324,634	1,183,694		75,508,328
Barbara L. Smith	74,852,742	655,586		75,508,328

	Votes Cast			Total
	For	Against	Abstained	Votes Cast
Non-binding advisory vote on
executive compensation	73,561,914	1,536,340	410,073	75,508,327

Ratify appointment of
Deloitte & Touche LLP	85,314,313	861,898	144,761	86,320,972

Approval of the amendment to the
restated articles of
incorporation	72,956,527	2,355,488	196,312	75,508,327

Based on the results above, all of the business voted upon by the stockholders was approved.

Item 9.01	Financial Statements and Exhibits

(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibits:
3.1 Amended and Restated Bylaws approved January 20, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 22, 2016	WASHINGTON FEDERAL, INC.

	By:	/s/ BRENT J. BEARDALL
Brent J. Beardall
Executive Vice President and Interim Chief Financial Officer

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